Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports Unit Results and
Amendment to Credit Facility

Columbus, Ohio, April 10, 2008 - M/I Homes, Inc. (NYSE:MHO) announces new contracts, homes delivered, and backlog for the first quarter of 2008.  The Company also announced an amendment to its homebuilding credit facility.

New contracts and homes delivered during the first quarter of 2008 were 554 and 450, respectively, compared to new contracts of 931 and homes delivered of 686 for the first quarter of 2007.  The Company’s cancellation rate was 23% in the first quarter of 2008, compared to 25% in the comparable 2007 quarter.  Backlog units at March 31, 2008 were 816 with a sales value of $243 million and an average sales price of $297,000.  Backlog units at March 31, 2007 were 1,678 with an average sales price of $323,000 and a sales value of $543 million.  M/I Homes had 148 active communities at March 31, 2008 compared to 161 at March 31, 2007.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Selling conditions in most of our markets remain difficult.  We continue to focus on our predominantly defensive operating strategy and are making meaningful progress on a number of fronts.  During the first quarter, we reduced our homebuilding bank borrowings from $115 million to $42 million, and we successfully amended our unsecured credit facility thereby providing us with additional financial flexibility.  We are positioning M/I Homes for improved market conditions.”

The Company expects to report first quarter financial results on April 30, 2008.  You are invited to listen to the conference call over the Internet at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes website at mihomes.com, click on “Investors” and select “Listen to the Conference Call.”  The call, along with non-GAAP financial measures, will be available through April 2009.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 71,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; South Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President and Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I HOMES, INC.
Homebuilding Operational Data

	NEW CONTRACTS			HOMES DELIVERED
	Three months ended			Three months ended
	March 31,			March 31,

			%			%
Region	2008	2007	Change	2008	2007	Change

Midwest	240	475	(49)	189	296	(36)

Florida	149	163	(9)	140	224	(38)

Mid-Atlantic	165	293	(44)	121	166	(27)

Continuing Operations	554	931	(40)	450	686	(34)

Discontinued Operations	-	11	(100)	24	18	33

Total	554	942	(41)	474	704	(33)

BACKLOG
	March 31, 2008			March 31, 2007
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	442	$118	$267,000	811	$212	$262,000

Florida	130	$ 38	$294,000	432	$153	$353,000

Mid-Atlantic	244	$ 87	$355,000	435	$178	$409,000

Continuing Operations	816	$243	$297,000	1,678	$543	$323,000

Discontinued Operations	12	$ 3	$311,000	83	$ 46	$557,000

Total	828	$246	$298,000	1,761	$589	$335,000